Exhibit 99.1

Kinnate Biopharma Inc. Sells Its Investigational Pan-RAF Inhibitor,
Exarafenib, to Pierre Fabre Laboratories

•	Kinnate has entered into an Asset Purchase Agreement (the “APA”) with Pierre Fabre Laboratories for global rights to exarafenib and other pan-RAF program assets.
•	The transaction is in furtherance of Kinnate’s previously announced pursuit of strategic alternatives.
•
This acquisition is intended to enable Pierre Fabre Laboratories to pursue its efforts in the field of precision oncology and provide it the opportunity to broaden its reach to patients in need for targeted therapies in RAF and RAS solid tumors.

SAN FRANCISCO, SAN DIEGO and CASTRES (France) – March 1, 2024 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate” or the “Company”), a clinical-stage precision oncology company, and Pierre Fabre Médicament, SAS (“Pierre Fabre Laboratories”), a global player in oncology, today announced their agreement to the sale of the Company’s investigational pan-RAF inhibitor, exarafenib, and other pan-RAF program assets pursuant to the APA entered into by the parties. The sale of global rights is in furtherance of the Company’s previously announced exploration of strategic alternatives.

“We are delighted to partner with Pierre Fabre Laboratories, a company that brings significant expertise in the global development and commercialization of targeted therapies in RAF and RAS driven solid tumors,” said Nima Farzan, Chief Executive Officer of Kinnate.  “The sale of exarafenib and our pan-RAF program assets to Pierre Fabre will expand the reach of these programs globally, allowing the promise of targeted therapies for patients with NRAS driven melanoma and BRAF driven solid tumors to further develop.”

“Based on the clinical and preclinical data generated to date, we believe exarafenib may present a best-in-class product profile as a pan-RAF inhibitor targeting solid tumors such as NRAS mutant melanoma, for which there are currently no approved targeted therapies. The addition of exarafenib and other pan-RAF program assets from Kinnate is complementary to our existing BRAF and MEK inhibitors portfolio with encorafenib and binimetinib. This acquisition continues to expand our efforts in precision oncology and provide us with the opportunity to broaden our reach to patients in need for targeted therapies in RAF and RAS solid tumors,” added Francesco Hofmann, Head of Research and Development for Medical Care at Pierre Fabre Laboratories.

Under the terms of the APA, Pierre Fabre Laboratories has purchased exarafenib and other pan-RAF assets and will assume 100% of the ongoing program and costs associated with these assets. In consideration, Kinnate will receive a total consideration of up to $31 million, consisting of $500,000 at closing, and a $30.5 million payment, contingent upon the earlier of the dosing of the first patient in the first pivotal trial for exarafenib or any other acquired asset, or the application for an accelerated approval pursuant to the FDA’s Accelerated Approval Program for exarafenib or any other acquired asset, or the submission of a marketing application for regulatory approval for exarafenib or any other acquired asset. In addition, Pierre Fabre Laboratories will assume up to $5 million of trade payables for the transferred assets. The transaction is not subject to closing conditions and closed upon signing.

As previously announced in connection with Kinnate’s transaction with XOMA Corporation (“XOMA”), Kinnate stockholders will receive 100% of the net proceeds (after deducting appliable costs, expenses, taxes or other deductions pursuant to the Contingent Value Rights Agreement to be entered into in connection with the proposed transaction with XOMA (the “CVR Agreement”)) payable from the $30.5 million contingent payment, assuming the closing of the proposed transaction with XOMA occurs and such proceeds are received within five years from the closing date thereof, pursuant to the CVR Agreement.  There will be no net proceeds from the $500,000 closing payment, as such payment will only cover transaction expenses.

Lazard served as financial advisor to Kinnate, and Wilson Sonsini Goodrich & Rosati served as legal counsel.

About Kinnate Biopharma Inc.

Kinnate Biopharma Inc. is a clinical-stage precision oncology company founded with a mission to inspire hope in those battling cancer by expanding on the promise of targeted therapies. The Company concentrates its efforts on addressing known oncogenic drivers for which there are currently no approved targeted therapies and to overcome the limitations associated with existing cancer therapies, such as non-responsiveness or the development of acquired and intrinsic resistance.

Exarafenib, an investigational pan-RAF inhibitor which targets cancers with BRAF and NRAS-driven alterations, was one of the Company’s lead product candidates. The Company’s other lead product candidate is an investigational FGFR inhibitor, KIN-3248, which is designed for cancers with FGFR2 and FGFR3 alterations. The Company also has early-stage programs, including a c-MET inhibitor that targets resistant variants and a brain penetrant CDK4 selective program. For more information, visit Kinnate.com and follow the company on LinkedIn to learn about its most recent initiatives.

About Pierre Fabre Laboratories

Pierre Fabre Laboratories is a leading French medical and beauty care company with 4 decades of experience in innovation, development, manufacturing, and commercialization in oncology. The company dedicated about 80% of its R&D spendings to oncology in 2022 with a focus on targeted therapies. Its current commercial portfolio in oncology covers colorectal, breast and lung cancers, melanoma, hematology, and pre-cancerous skin conditions like actinic keratosis.

In 2022, Pierre Fabre Laboratories posted 2.7 billion euros in revenues, 69% of which came from international sales in 120 countries. Established in the South-West of France since its creation in 1962, the company manufactures 90% of its products in France and employs some 10,000 people worldwide. The company is 86%-owned by the Pierre Fabre Foundation, a government-recognized public-interest foundation, and by its own employees through an international employee stock ownership plan. Pierre Fabre Laboratories’ sustainability policy has been assessed by the independent AFNOR Certification body at the "Exemplary" level of its CSR label (ISO 26 000 standard for sustainable development).

Further information about Pierre Fabre Laboratories can be found at www.pierre-fabre.com and on X (formerly Twitter) at @PierreFabre.

Important Additional Information and Where to Find It

In connection with the proposed acquisition of Kinnate, XOMA or its affiliates will commence a tender offer for all of the outstanding shares of Kinnate (the “Offer”) pursuant to the terms of an Agreement and Plan of Merger, dated as of February 16, 2024 (the “Merger Agreement”), by and among Kinnate, XOMA, and XRA 1 Corp., a Delaware corporation and a wholly owned subsidiary of XOMA. The Offer has not yet commenced, and this communication is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the Securities and Exchange Commission (the “SEC”) by XOMA and its acquisition subsidiary, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company. The Offer to purchase the outstanding shares of Common Stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “SEC Filings” subsection of the “Financial Information” section of the Company’s website at https://investors.kinnate.com/.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements, including, but not limited to, statements regarding the intended effect of the transaction on Pierre Fabre Laboratories’ future activities; statements by the Company’s Chief Executive Officer and Pierre Fabre Laboratories’ Head of Research and Development for Medical Care; the consideration to be received by the Company under the APA; the liabilities to be assumed by Pierre Fabre Laboratories under the APA; the Company’s beliefs and expectations and statements about the CVR Agreement; and the potential payment of proceeds to the Company’s stockholders, if any, pursuant to the APA and the CVR Agreement, including with respect to any net proceeds or contingent payments related to exarafenib or any other pan-RAF asset under the APA. These statements may be identified by their use of forward-looking terminology including, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” and “would,” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that various closing conditions set forth in the Merger Agreement may not be satisfied or waived, including uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the Company’s ability to retain key personnel; the risk that the Offer, the merger of Merger Sub with and into the Company and the other transactions contemplated by the Merger Agreement and the CVR Agreement  (collectively, the “Transactions”) may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock; significant costs associated with the proposed Transactions; the risk that any stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; the risk that activities related to the CVR Agreement may not result in any value to the Company’s stockholders; and other risks and uncertainties discussed in the Company’s most recent annual and quarterly reports filed with the SEC as well as in the Company’s subsequent filings with the SEC. As a result of such risks and uncertainties, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. There can be no assurance that the proposed Transactions will in fact be consummated. The Company cautions investors not to unduly rely on any forward-looking statements.

The forward-looking statements contained in this communication are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Kinnate Contact:
Investors@kinnate.com

Pierre Fabre Laboratories Media Contact:
Laurence Marchal +33 7 88 88 54 47
laurence.marchal@pierre-fabre.com